UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2009

WIND ENERGY AMERICA INC.

(formerly Dotronix, Inc.)

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 100

Eden Prairie, MN 55344

(Address of Principal Executive Offices)(Zip Code)

(952) 746-1313

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of Director

Effective April 16, 2009, the Board of Directors of Wind Energy America Inc. (the “Company”) appointed Rory Artig as a new director of the Company. Since 2003, Rory Artig has been President and a principal owner of Wind Management LLC, a wind energy consulting and development company located in Stillwater, Minnesota, focusing on community scale wind energy projects. Besides providing consulting services to a variety of wind energy clients, Wind Management LLC is developing the Kenyon Wind Project in Goodhue County, Minnesota.

From 1989-2004, Mr. Artig was employed by Minnesota at its State Energy Office. While there, he was involved in many alternative renewable energy projects, including directing various renewable energy assessment programs such as the statewide Wind Resource Assessment Program and developing the first statewide wind resource map. He was also instrumental in the preparation and production of numerous reports and presentations on topics related to wind, solar and biomass energy matters. Mr. Artig has a degree in Mechanical Engineering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2009	Wind Energy America Inc.

	By	/s/ Robert O. Knutson
Managing Director